Exhibit 99.1

Akorn Inc.
Carved-out financial statement
For businesses taken over from Kilitch Drugs (India) Limited and NBZ Pharma Limited.

S. R. Batliboi & Co.
Chartered Accountants
Mumbai, India

S. R. BATLIBOI & CO. Chartered Accountants	14th Floor, the Ruby 29 Senapati Bapat Marg Dadar (West) Mumbai-400 028, India

Report of Independent Auditors

To
The Board of Directors
Akorn, Inc.

We have audited the accompanying special purpose carved-out financial statements comprising of the carved out balance sheet as at December 31, 2011, the carved out statement of profit and loss account and the carved out statement of cash flows for the period from April 1, 2011 to December 31, 2011 and summary of significant accounting policies and other explanatory information thereon for the period then ended, for business acquired of Kilitch Drugs (India) Limited and NBZ Pharma Limited by Akom Inc. through its wholly owned subsidiary Akom India Private Limited. These carved out financial statements are the responsibility of the Akom Inc.'s management. Our responsibility is to express an opinion on the carved out financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit on the internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Framework for the preparation and presentation of financial statements in India require that financial statements be presented with comparative financial information.  These carved-out financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X, without presenting any comparative financial information, leading to a financial statement not comparable with corresponding information.

In our opinion, except for the omission of comparative financial information as discussed in paragraph 3 above, the carved out financial statements referred to above present fairly, in all material respects, the carved out balance sheet as of December 31, 2011, the carved out statement of profit and loss and the carved out  statement of cash flows for  the  period April  1, 2011 to December 31, 2011 in accordance with the recognition and measurement principles of Indian Accounting Standards as notified by the Companies (Accounting Standards) Rules, 2006 (as amended) and the basis of preparation set out in Note 2 to the carved-out financial statements.

Recognition and measurement principles of Indian Accounting Standards vary in certain significant respects from accounting principles generally accepted in the United States. Information relating to the nature of such differences is presented in Note 32 of the carved-out financial statements.

/s/ S. R. Batliboi & Co.
S. R. Batliboi & Co.
Mumbai, India
August 29, 2012

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited
Balance Sheet as at December 31, 2011

Particulars	Notes	Amount (INR)

LIABILITIES
Head Office Account	4	861,110,828

Non-Current Liabilities
Long Term Provisions	6	1,429,000

Current Liabilities
Short-Term Borrowings	7	49,283,241
Trade Payables	8	191,767,907
Other Current Liabilities	9	12,645,223
Short-Term Provisions	6	31,111,958

Total		1,147,348,157

ASSETS
Non-Current Assets
Fixed Assets
Tangible Assets	10	260,108,239
Capital Work in Progress	25	599,233,183
Long term loans and advances	11	6,206,911
Deferred Tax Assets	5	8,007,994

Current Assets
Inventories	12	105,902,761
Trade receivables	13	144,085,505
Cash and cash equivalents	14	601,316
Short-term loans and advances	15	23,159,717
Other Current Assets	16	42,531

Total		1,147,348,157

Summary of significant accounting policies	3

The accompanying notes are an integral part of the Carved-out Balance Sheet.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited
Carved out statement of Profit & Loss for the Period from April 1, 2011 to December 31, 2011

Particulars	Notes	Amount (INR)

Revenue from operations
Sale of Goods		837,717,086
Sale of Services		52,046,813
Other Operating Revenue		1,843,763
		891,607,662

Other Income	17	3,026,798
Total Revenue		894,634,460

Expenses:
Cost of materials consumed	18	554,229,244
Changes in inventories of finished goods and work-in-progress	19	7,764,732
Employee Benefit Expense	20	44,714,000
Other Expenses	21	119,328,510
Financial Expenses	22	4,518,995
Depreciation	23	27,539,300
Total Expenses		758,094,781
Profit before Prior period item and tax		136,539,679
Prior Period Items	24	96,571,557
Profit before tax		39,968,122

Tax expense:
Current tax		29,869,958
Deferred tax		(13,313,671)

Profit for the period		23,411,835

Summary of significant accounting policies	3

The accompanying notes are an integral part of carved out statement of Profit & Loss.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited
Carved out statement of Cash Flow for the Period from April 1, 2011 to December 31, 2011

Particulars		Amount (INR)

CASH FLOW FROM OPERATING ACTIVITIES
Net Profit Before Tax		39,968,122
Adjustments for:
Depreciation		25,447,922
Write-off of Fixed Assets/Capital Work in Progress		83,884,731
Sundry Balances written-off		1,456,120
Interest		4,154,554
Provision for Gratuity & Leave Encashment		2,671,000
Operating Profit before Working Capital Changes		157,582,449
Adjustments for:
Decrease/(Increase) in Receivables		(41,291,778)
Decrease/(Increase) in Short Term Loans & Advances		(14,393,369)
Decrease/(Increase) in Inventories		24,962,629
Decrease/(Increase) in Other Current Assets		(42,531)
Increase/(Decrease) in Short Term Provisions		29,869,958
Increase/(Decrease) in Other Current Liabilities		5,522,364
Increase/(Decrease) in Payables		77,374,906
Cash generated from operations		239,584,628
Net Cash flow from Operating activities	(A)	239,584,628

CASH FLOW FROM INVESTING ACTIVITIES
Additions to Fixed Assets & Capital Work in Progress		(211,158,120)
Decrease/(Increase) in Capital Advances		(6,206,911)
Net Cash used in Investing activities	(B)	(217,365,031)

CASH FLOW FROM FINANCING ACTIVITIES
Decrease/(Increase) in Head Office Account		(40,058,935)
Increase/(Decrease) in Short Term Borrowings		19,518,460
Interest paid		(4,154,554)
Net Cash used in financing activities	(C)	(24,695,029)

Net increase in cash & Cash Equivalents	(A+B+C)	(2,475,432)
Cash and Cash equivalents as at 01.04.2011		3,076,748
Cash and Cash equivalents as at 31.12.2011		601,316

Components of Cash & Cash Equivalents	As on
	01.04.2011	31.12.2011
Cash in Hand	31,639	361,241
Cash at Bank	3,045,109	240,075
Cash & Cash equivalents as stated ( Note 14)	3,076,748	601,316
Summary of significant accounting policies	3
The accompanying notes are an integral part of carved out statement of cash flows.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited
Notes forming part of the Carved-out Balance Sheet, Carved-out Statement of Profit and Loss and Carved-out Statement of Cash Flows

1. Basic Information & Overview
On October 5, 2011 Akorn Inc. (a public company domiciled in United States of America) through Akorn India Private Limited ('AIPL'), newly formed Indian Company and wholly owned subsidiary of Akorn Inc.  entered into a Business Transfer Agreement('BTA') dated as of October 6, 2011 with Kilitch Drugs (India) Limited ('KDL')  a public company domiciled in India and incorporated under the provisions of the Companies Act, 1956 and NBZ Pharma Limited ('NBZ') , a company which holds 45% shares in KDL and members of the promoter group (the 'Promoters') of KDL & NBZ.

Description and detail of the business purchased
Pursuant to the terms of the BTA and the other related agreements described below, KDL has agreed to transfer its business of research, development, manufacturing, marketing, importing and exporting of generic pharmaceutical formulation products at its factory located at Village Nihalgarh, Tehsil Paonta Sahib, Himachal Pradesh, India to AIPL for a purchase price of approximately $52 million in cash, and future contingent payments totaling up to approximately $6 million in cash (the “Transaction”). The Business includes KDL’s manufacturing facilities at Paonta Sahib, certain trademarks and brand names, inventories, accounts receivable and other operating assets, and liabilities forming part of the working capital of KDL pertaining to the Business, but excludes cash and cash equivalents and indebtedness pertaining to the Business, as well as the Kilitch name.

In connection with and pursuant to the BTA, the Promoters, KDL, AIPL and the Akorn Inc. entered into a Non-Compete Agreement dated as of October 6, 2011, whereby the Promoters and KDL have agreed to certain restrictive covenants in consideration of a certain cash consideration, included in the $52 million purchase price disclosed above.

In connection with and pursuant to the BTA, Akorn Inc., AIPL and KDL entered into a Product Transfer Agreement dated as of October 6, 2011, whereby KDL has agreed to transfer its business of the manufacture of certain hormonal and cephalosporin pharmaceutical formulations currently made out of its plant situated in Mumbai to AIPL for certain cash consideration included in the overall purchase price disclosed above, subject to an adjustment based on working capital (the “Mumbai Product Transfer Agreement”).

In connection with and pursuant to the Business Transfer Agreement, Akorn Inc. and AIPL entered into a Product Transfer Agreement dated as of October 6, 2011 with NBZ, whereby NBZ has agreed to assign to AIPL, NBZ’s rights and obligations with respect to certain manufacturing arrangements for certain cash consideration, included in the overall purchase price disclosed above. Pursuant to the terms of the NBZ Product Transfer Agreement, NBZ has agreed to transfer to AIPL NBZ’s rights and obligations with respect to manufacturing agreements with selected customers and also right to manufacture and sell these products.

On February 28, 2012 after fulfillment of closing conditions such as (1) consent from governmental authorities, (2) consent from contracting parties which constitute 80% of the total revenue of KDL for the financial year ended March 31, 2011, and certain other contracting parties, (3) approval of the shareholders of KDL, (4) consent of a certain percentage of the employees and all of the key employees of KDL, (5) governmental certificates and consents under Section 118 of Himachal Pradesh Tenancy and Land Reforms Act 1972 for transferring the land parcels, (6) approval from the Director General of Foreign Trade for transfer of Export Promotion Capital Goods (“EPCG”) licenses and related EPCG bonds, as well as other customary closing conditions., AIPL completed and closed on its acquisition of selected assets of KDL pursuant to the terms of the BTA entered into among the AIPL, KDL and the members of the promoter group of KDL on October 5, 2011. In accordance with terms contained in the BTA, AIPL also closed on a related Product Transfer Agreement between the Company and NBZ.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited
Notes forming part of the Carved-out Balance Sheet, Carved-out Statement of Profit and Loss and Carved-out Statement of Cash Flows

2. Basis of Presentation

The "carved-out financial statements" have been prepared for the "carved-out business" acquired by AIPL, from KDL & NBZ.  The "carved-out business"  represents business acquired by AIPL (as mentioned above) consisting of a manufacturing unit at Paonta Sahib, Himachal Pradesh in India, along with the right to manufacture and sell certain hormones products of Mumbai unit of KDL and certain hormones products of NBZ.

The carved-out financial statements have been prepared for the purpose of a mandatory Securities & Exchange Commission (SEC) filing (under Rule 3-05 of Regulation S-X of SEC, in Form 8-k Report) required by Akorn, Inc. The sole purpose of these Financial Statements for the period ended December 31, 2011 is for filing this with US SEC to comply with the above relevant provisions.

Accounting standards (AS) in India do not provide for the preparation of carved-out Financial Statements being not a legal entity and accordingly, in preparing the carved-out Financial Statements certain accounting conventions commonly used for have been applied in accordance with Rule 3-05 of Regulation S-X. The carved-out financial statements have been carved-out/extracted from the books of accounts of KDL & NBZ for the nine month period ended December 31, 2011 using the principle assumptions for identification of assets and liabilities of the division, allocations of revenue and cost of the division and other adjustments taken by management of the carved-out business.  The Intra-division transactions have been eliminated for the purpose of preparation of these financial statements.

The carved-out business has not operated as a separate entity. These financial statements have been prepared on a carved-out basis from the books of accounts of the KDL & NBZ  for the nine month period from April 1, 2011 to December 31, 2011 and accordingly these financial statements of the carved-out business do not necessarily reflect the results of operations, financial position or the cash flows, had the carved-out business been a separate legal entity or its future results of operations, financial position or the cash flows, as will exist post the above-mentioned slump sale. Management believes the assumptions underlying these carved-out financial statements are reasonable to present the financial position, results of operations, and cash flows of the carved-out business. Accounting policies and related disclosures in these financial statements are to the extent applicable to the carved-out business.

The carved-out financial statements have been prepared on an accrual basis and under the historical cost convention. The financial statements have been prepared to comply in all material aspects with the recognition and measurement principles of Indian Accounting Standards as notified by the Companies (Accounting Standards) Rules, 2006 (as amended) except for the following Accounting Standard:

Accounting Standard - 20 "Earning Per Share" as the business acquired is not a separate entity having equity share capital.

The Principle assumptions used in preparation of these financial statements are summarized below:
The balances considered in the carved out financial for Paonta Sahib unit is based on separate accounting records maintained by the unit for availing tax benefits.

A. Certain expenses which are incurred at the Head office level of KDL and are common have been allocated to the acquired business on following basis:
a. Directors Remunerations - equally among the units of KDL.
b. Travelling Expenses - on the basis of Value of Export to the units of KDL.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited
Notes forming part of the Carved-out Balance Sheet, Carved-out Statement of Profit and Loss and Carved-out Statement of Cash Flows

c. Consultancy Charges - equally to the units of KDL.
d. Business Promotion Expenses on the basis of Sales to the units of KDL.

B. Head Office Account
The Direct investment by KDL & NBZ in the carved-out business is accounted for as “Head Office Account” in Note 4 to the carved-out financial statements. A direct ownership by the existing share holders of KDL & NBZ does not exist in the carved-out business, Shareholder’s Funds comprising of ‘Share Capital’ and ‘Reserves and Surplus’ of the acquired business have not been considered for the purpose of these carved-out financial statements.

C. Hormone products from Mumbai Division of KDL & NBZ Pharma Limited
i. Hormone Products were acquired by AIPL from Mumbai division of KDL and NBZ. Since these products were being manufactured by the respective companies along with other products that have not been acquired by AIPL, expenses have been allocated between the products that have been acquired and those that have not been acquired on the basis of Sales.
ii. For the Hormones products acquired by AIPL from Mumbai division of KDL and NBZ, the management has not allocated any assets or liabilities except Inventories, as other assets are not specifically identifiable to the Products acquired.

D. Taxation
Management has considered only Paonta Sahib Unit for computation of taxation as the separate records were being maintained for this Unit for availment of tax benefit.

E. Expenses / Assets / Liabilities not included
The carved-out financial statements exclude certain expenses, assets and liabilities of combined entity of KDL & NBZ, which are not specific to carved-out business and no reasonable basis exists to allocate these items to the carved-out business.

F. Cash Flow Preparation
Cash flow statement for carved-out business is prepared under the Indirect Method in accordance with the requirement of AS-3. Cash flow for Mumbai division of KDL & for NBZ, where only products are acquired, is calculated based on the profits earned from these products sold after considering inventory movements.

G. Depreciation
For carved out financial statement, the management has considered depreciation of Paonta Sahib Unit where underlying fixed assets are also acquired and form part of the carved out financial statement.   For products acquired for Mumbai unit of KDL and for NBZ where underlying fixed assets are not acquired, depreciation is allocated between products taken over and other products on the basis of sales.

H. Interest
For carved-out financial statement, the management has considered interest on borrowings which are specific to businesses taken over.  The management has not allocated any interest on borrowing which is general and not specific to any unit.

The carved-out Financial Statements have been prepared and reported in Indian National Rupees ("Rs."/ "INR").

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited
Notes forming part of the Carved-out Balance Sheet, Carved-out Statement of Profit and Loss and Carved-out Statement of Cash Flows

3. Summary of significant accounting policies
(a)   Use of estimates
The preparation of financial statements requires the management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and the disclosure of contingent liabilities, at the end of the reporting period. Although these estimates are based on the management’s best knowledge of current events and actions, uncertainty about these assumptions and estimates could result in the outcomes requiring a material adjustment to the carrying amounts of assets or liabilities in future periods.

(b)   Tangible fixed assets
Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. The cost comprises purchase price, borrowing costs if capitalization criteria are met and directly attributable cost of bringing the asset to its working condition for the intended use. Any trade discounts and rebates are deducted in arriving at the purchase price.

Subsequent expenditure related to an item of fixed asset is added to its book value only if it increases the future benefits from the existing asset beyond its previously assessed standard of performance. All other expenses on existing fixed assets, including day-to-day repair and maintenance expenditure and cost of replacing parts, are charged to the statement of profit and loss for the period during which such expenses are incurred.

Fixed assets purchased for less than INR 5,000 are fully depreciated in the year of acquisition.

(c)   Depreciation on tangible fixed assets
Depreciation is provided on all fixed assets, considering the useful life estimated by the management at rates not lower than those prescribed in Schedule XIV of the Companies Act 1956, on written down value method (WDV) at the following rates per annum on the WDV.

Asset Item	Rates (WDV)
Factory Building	10.00%
Plant and Machinery	13.91%
Electric Equipments	13.91%
Vehicles	25.89%
Furniture and Fixture	18.10%
Computer	40.00%
Lab Equipments	13.91%
Office Equipments (other than Mobile)	18.10%
Mobile (included in office equipments)	40.00%

(d)  Impairment of tangible and intangible assets
The carved-out business assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the management estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (CGU) net selling price and its value in use. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining net selling price, recent market transactions are taken into account, if available. If no such transactions can be identified, an appropriate valuation model is used.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited
Notes forming part of the Carved-out Balance Sheet, Carved-out Statement of Profit and Loss and Carved-out Statement of Cash Flows

The management bases its impairment calculation on detailed budgets and forecast calculations which are prepared separately for each of the carved-out business' cash-generating units to which the individual assets are allocated. These budgets and forecast calculations are generally covering a period of five years. For longer periods, a long term growth rate is calculated and applied to project future cash flows after the fifth year.

Impairment losses, including impairment on inventories, are recognized in the statement of profit and loss.

After impairment, depreciation is provided on the revised carrying amount of the asset over its remaining useful life.

(e)   Borrowing costs
Borrowing cost includes interest and amortization of ancillary costs incurred in connection with the arrangement of borrowings.

Borrowing costs directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the respective asset. All other borrowing costs are expensed in the period they occur.

(f)   Inventories
Inventories are valued at lower of cost or net realizable value (NRV).   Cost of raw materials, components, and stores and spares is determined on a First-in-First-out (FIFO) basis. However, materials and other items such as Components, stores and spares which are held for use in the production of inventories are not written down below cost if the finished products in which they will be incorporated are expected to be sold at or above cost.

Work-in-progress and finished goods are valued at lower of cost and NRV. Cost includes direct materials and labour and a proportion of manufacturing overheads based on weighted average cost formula.

NRV is the estimated selling price in the ordinary course of business, less estimated costs of completion and estimated costs necessary to make the sale.

(g)    Revenue recognition
Revenue is recognized to the extent that it is probable that the economic benefits will flow to the carved-out business and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognized:

Sale of goods

Revenue from sale of goods is recognized when all the significant risks and rewards of ownership of the goods have been passed to the buyer, usually on delivery of the goods. Sales taxes and value added taxes (VAT) are collected on behalf of the government and, therefore, these are not economic benefits flowing to the business. Hence, they are excluded from revenue. The Paonta Sahib unit at Himachal Pradesh under carved-out business is exempt from collection & payment of excise duty up to March 31, 2016. Hence, the sales figure does not include any excise duty.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited
Notes forming part of the Carved-out Balance Sheet, Carved-out Statement of Profit and Loss and Carved-out Statement of Cash Flows

Income from services

Revenue from Sale of services is recognized as and when the services are rendered.

(h) Foreign currency translation

Foreign currency transactions and balances

(i) Initial recognition
Foreign currency transactions are recorded in the reporting currency, by applying to the foreign currency amount the exchange rate between the reporting currency and the foreign currency at the date of the transaction.

(ii) Conversion
Foreign currency monetary items are retranslated using the exchange rate prevailing at the reporting date. Non-monetary items, which are measured in terms of historical cost denominated in a foreign currency, are reported using the exchange rate at the date of the transaction.

(iii) Exchange differences
The carved-out business accounts for exchange differences arising on translation/settlement of foreign currency monetary items as income or as expenses in the period in which they arise.

(i)  Retirement and other employee benefits
Retirement benefit in the form of provident fund is a defined contribution scheme. The contributions to the provident fund are charged to the statement of profit and loss for the period when the contributions are due. The carved-out business has no obligation, other than the contribution payable to the provident fund.

The costs of providing benefits under gratuity plan are determined on the basis of actuarial valuation at  period-end. Actuarial valuation is carried out using the projected unit credit method.

Accumulated leave, which is expected to be utilized within the next twelve months, is treated as short-term employee benefit. The carved-out business measures the expected cost of such absences as the additional amount that it expects to pay as a result of the unused entitlement that has accumulated at the reporting date.

The carved-out business treats accumulated leave expected to be carried forward beyond twelve months, as long-term employee benefit for measurement purposes. Such long-term compensated absences are provided for based on the actuarial valuation using the projected unit credit method at the period-end. The carved-out business presents the entire leave as a current liability in the balance sheet, since it does not have an unconditional right to defer its settlement for twelve months after the reporting date.

Actuarial gains and losses for both defined benefit plans are recognized in full in the period in which they occur in the statement of profit and loss.

(j)  Income Tax
Tax expense comprises current and deferred tax. Current Tax is measured at the amount expected to be paid to the Income-Tax authorities in accordance with the Income Tax Act, 1961 enacted in India and tax laws prevailing in the respective tax jurisdictions where the carved-out business operates. The tax rates and tax laws that are used to compute the amount are those that are enacted or substantively enacted, at the reporting date.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited
Notes forming part of the Carved-out Balance Sheet, Carved-out Statement of Profit and Loss and Carved-out Statement of Cash Flows

Deferred Income Taxes reflect the impact of timing differences between taxable income and accounting income. The tax rates and tax laws that are used to compute the deferred tax amount are those that are enacted or substantively enacted, at the reporting date. Deferred Tax Liabilities are recognized for all taxable timing differences. Deferred tax assets are recognized for deductible timing differences only to the extent that there is reasonable certainty that sufficient future taxable income will be available against which such deferred tax assets can be realized.

In the situation where carved-out business is entitled to a tax holiday under the Income-Tax Act, 1961 or tax laws prevailing in the respective tax jurisdiction where it operates, no deferred tax (asset or liability) is recognized in respect of timing differences which reverse during the tax holiday period, to the extent the carved-out business gross total income is subject to deduction during the tax holiday period. Deferred tax in respect of timing differences which reverse after the tax holiday period is recognized in the period in which timing differences originate. For recognition of deferred taxes, the timing differences which originate first are considered to reverse first.

The carrying amount of deferred tax assets are reviewed at each reporting date carved-out business writes down the reporting amount of deferred tax asset to the extent that it is no longer reasonably certain that sufficient future taxable income will be available against which deferred tax asset can be realized. Any such write-down is reversed to the extent that it becomes reasonably certain, that sufficient future taxable income will be available.

(k)   Provisions
A provision is recognized when the carved-out business has a present obligation as a result of past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Provisions are not discounted to their present value and are determined based on the best estimate required to settle the obligation at the reporting date. These estimates are reviewed at each reporting date and adjusted to reflect the current best estimates.

(l)   Contingent liabilities
A contingent liability is a possible obligation that arises from past events whose existence will be confirmed by the occurrence or non-occurrence of one or more uncertain future events beyond the control of the management or a present obligation that is not recognized because it is not probable that an outflow of resources will be required to settle the obligation. A contingent liability also arises in extremely rare cases where there is a liability that cannot be recognized because it cannot be measured reliably. The contingent liabilities are not recognized but disclosed in the financial statements.

(m)   Cash and cash equivalents
Cash and cash equivalents for the purposes of cash flow statement comprise cash at bank and in hand and short-term investments with an original maturity of three months or less.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

4. Head Office Account

Particulars	As at December 31, 2011 Amount (INR)
Head Office Account (this represents net assets of the Carved out business attibutable to KDL & NBZ (Refer Note 2.B)).	861,110,828

5. Deferred Tax Asset

Particulars	As at December 31, 2011 Amount (INR)
Fixed assets: Impact of difference between tax depreciation and depreciation/ amortization charged for the financial reporting	7,141,388
Provision for Employee Benefits	866,606
Deferred tax Asset	8,007,994

6. Provisions

Particulars	As at December 31, 2011 Amount (INR)
	Long Term	Short Term
Provision for Earned Leave	-	1,190,000
Provision for Gratuity (Refer Note 28)	1,429,000	52,000
Provision for Income Tax	-	29,869,958

Total	1,429,000	31,111,958

7. Short Term Borrowings

Particulars	As at December 31, 2011 Amount (INR)
Bank Overdraft	49,283,241

Total	49,283,241

The Carved out business has a Working Capital overdraft facility up to a maximum limit of INR 155 million which is secured against hypothecation of Inventories and Trade Receivables. The applicable interest rate varies for different components of the loan and during the year.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

8. Trade Payables

Particulars	AS at December 31, 2011 Amount (INR)
Dues for Trade Materials	134,138,909
Dues for Others	57,628,998

Total	191,767,907

9. Other Current Liabilities

Particulars	AS at December 31, 2011 Amount (INR)
Advances from Customers	4,121,035
Provision for Expenses	2,883,358
Statutory Dues	544,108
Dues to Employees	5,096,722

Total	12,645,223

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

10. Fixed Assets

Particulars	GROSS BLOCK
	As at 01.04.2011	Additions	Adjustments (Refer Note 24)	As at 31.12.2011
Land	19,685,629	-	1,722,991	17,962,638
Factory Building	206,685,864	-	38,990,011	167,695,853
Plant and Machinery	263,491,349	-	19,181,141	244,310,208
Electric Equipments	19,543,043	-	1,913,362	17,629,681
Vehicles	4,004,466	-	329,675	3,674,791
Furniture and Fixture	13,120,250	69,375	2,554,492	10,635,133
Computer	5,204,607	106,139	363,609	4,947,137
Lab Equipments	3,044,857	-	348,893	2,695,964
Office Equipments	6,746,314	100,600	740,222	6,106,692
Total	541,526,379	276,114	66,144,396	475,658,097

Particulars	DEPRECIATION
	Up to	For the	Adjustments	Up to
	01.04.2011	Period	(Refer Note 24)	31.12.2011
Land	-	-	-	-
Factory Building	75,673,087	7,847,103	12,605,278	70,914,912
Plant and Machinery	111,559,489	14,816,866	9,275,315	117,101,040
Electric Equipments	9,355,791	959,699	925,233	9,390,258
Vehicles	2,752,077	223,023	241,302	2,736,798
Furniture and Fixture	6,908,918	700,174	1,458,147	6,150,945
Computer	3,926,589	386,803	324,593	3,988,799
Lab Equipments	1,472,196	145,270	168,712	1,448,753
Office Equipments	3,885,479	365,984	433,110	3,818,353
Total	215,533,626	25,447,923	25,431,690	215,549,858

Particulars	NET BLOCK
	As at 31.12.2011			As at 01.04.2011
Land	17,962,638			19,685,629
Factory Building	96,780,941			131,012,777
Plant and Machinery	127,209,168			151,931,860
Electric Equipments	8,239,424			10,187,252
Vehicles	937,993			1,252,389
Furniture and Fixture	4,484,188			6,211,332
Computer	958,338			1,278,018
Lab Equipments	1,247,210			1,572,661
Office Equipments	2,288,339			2,860,835
Total	260,108,239			325,992,753

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

11. Long Term Loans & Advances

Particulars	As at December 31, 2011 Amount (INR)
Capital Advances
(Unsecured, Considered Good)	6,206,911

Total	6,206,911

12. Inventories (valued at lower of cost or NRV)

Particulars	As at December 31, 2011 Amount (INR)
Raw Materials	55,108,654
Work in Progress	12,797,539
Finished Goods	14,431,238
Consumables	6,052,500
Packing Materials	17,512,830
Total	105,902,761

13. Trade Receivables (Unsecured, Considered Good) ~Current

Particulars	As at December 31, 2011 Amount (INR)
Outstanding for more than six months from the due date	14,036,668
Others	130,048,837
Total	144,085,505

14. Cash & Cash Equivalents

Particulars	As at December 31, 2011 Amount (INR)
Cash-in-Hand
Cash Balance	361,241
Bank Balance
On Current Accounts	140,075
Fixed Deposits (pledged with the Sales Tax Authorities)	100,000
Total	601,316

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

15.      Short Term Loans & Advances

Particulars	As at December 31, 2011 Amount (INR)
Advance to Suppliers	22,378,028
Advances to Staff	33,451
Advances to others	748,238
Total	23,159,717

16.      Other Current Assets

Particulars	As at December 31, 2011 Amount (INR)
Interest Accrued but not received on Fixed Deposits	42,531
Total	42,531

17. Other Income

Particulars	For period April 1, 2011 to December 31, 2011 Amount (INR)
Foreign Currency Exchange Gain (Net)	2,984,267
Interest Income on Fixed deposits	42,531
Total	3,026,798

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

18. Cost of Materials Consumed

Particulars	For period April 1, 2011 to December 31, 2011 Amount (INR)
Raw Materials
Opening Stock	97,378,801
Add: Purchases	438,167,040
Less Closing Stock	55,108,654	480,437,187

Packing Materials
Opening Stock	15,150,368
Add: Purchases	76,154,519
Less Closing Stock	17,512,830	73,792,057

Total		554,229,244

19. Change in Inventories of finished goods and work-in

Particulars	For period April 1, 2011 to December 31, 2011 Amount (INR)
Inventories at the end of the year
Finished Goods	14,431,238
Work in progress	12,797,539
Consumables	6,052,500
33,281,277

Inventories at the beginning of the year
Finished Goods	12,771,270
Work in progress	26,624,739
Consumables	1,650,000
41,046,009

7,764,732

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

20. Employee Benefits

For period April 1, 2011 to
Particulars	December 31, 2011
Amount (INR)
Salary, Wages & Bonus	27,623,499
Contribution to Provident & Other Funds	1,102,072
Labour Charges	14,625,141
Staff Welfare	890,288
Gratuity (Refer Note 28)	284,000
Leave Encashment	189,000
Total	44,714,000

21. Other Expenses

For period April 1, 2011 to
Particulars	December 31, 2011
Amount (INR)
Factory Consumables	10,684,974
Processing Charges	6,089,052
Lab Consumable/Analytical Charges	4,729,402
Packing Charges	16,294,032
Power & Fuel Expenses	50,418,426
Repair & Maintenance Expenses	5,693,273
Travelling Expenses	3,407,794
Consultancy Charges	4,318,092
Director's Remuneration	632,250
Advertisement Expenses	365,818
Business & Promotion and other selling expenses	1,953,019
Freight Outward expenses	464,368
Sundry Balances written off	1,456,120
Miscellaneous Expenses	12,821,890
Total	119,328,510

22. Financial Expenses

For period April 1, 2011 to
Particulars	December 31, 2011
Amount (INR)
Interest on Overdraft	4,154,554
Bank Charges / Commission	364,441
Total	4,518,995

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

23. Depreciation

Particulars	For period April 1, 2011 to December 31, 2011 Amount (INR)
Depreciation on Tangible Assets :
On Fixed assets Pertaining to unit of Paonta Sahib ( Refer Note - 10)	25,447,922
Allocation of Depreciation for Mumbai division of KDL & NBZ	2,091,378
Total	27,539,300

24. Prior Period Items

Particulars	For period April 1, 2011 to December 31, 2011 Amount (INR)
Fixed Assets and Capital Work-in-Progress Written Off (Refer Note - 1 below)	83,884,731
Opening Inventory Adjustment (Refer Note - 2 below)	8,734,205
Provision for Employee Benefits (Refer Note - 3 below)	2,198,000
Other Prior Period Expenses (Refer Note - 4 below)	1,754,621
Total	96,571,557

Note :
1. During the current year, the Management has decided to write off certain items of fixed assets (which has written down value of Rs. 40,712,706) and capital work-in-progress (of Rs. 43,172,025) which had been capitalized earlier due to lack of adequate supporting documents/working  available as of date. Hence, the expenses incurred have been charged to the profit and loss statement at the written down values of these assets as at April 01, 2011 and shown as prior period items.

2. During the current year, the management has observed few errors in valuation of opening inventory of work in progress and finished goods as of April 1, 2011. The Company has corrected these errors and revalued this to INR 3,93,96,009  as against INR 4,81,30,214 as valued earlier, based on principles of Accounting Standard 2 - "Valuation of Inventories". The difference of INR 87,34,205 is shown as Prior Period Expenses.

3. Prior to April 1, 2011 the carved out business used to account for employee benefits as and when these were paid. This practice has been changed w.e.f April 1, 2011 to provide for these employee benefit obligations as per actuarial valuation as required by Accounting Standard 15 - "Employee Benefits". Provision made for opening liability as on April 1, 2011 has been shown as a Prior Period Expense.

4. Other prior period expenses consist of expenses pertaining to prior period booked in the current period from April 1, 2011 to December 31, 2011.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

25. Capital Work in Progress ('CWIP')

Opening Balance (INR) as at April 1, 2011	Additions during the period (INR)	Adjustment (Refer Note 24 (1))	Closing Balance (INR) as at December 31, 2011
431,523,202	210,882,006	(43,172,025)	599,233,183

During the period, the carved out business has capitalized the following expenses to the cost of fixed asset/ capital work-in-progress (CWIP). Consequently, expenses disclosed under the respective notes are net of amounts capitalized by the carved out business.

Breakup of expenses capitalized as part of CWIP

Particulars	As at December 31, 2011 Amount (INR)
Consumption of stores and spares	8,021,104
Miscellaneous Expenses	9,378,036
Total	17,399,140

26. Capital Commitments
As at December 31, 2011 an amount of INR 78,587,225 is remaining to be executed on Capital Account. These Capital Commitments relate to Plant & Machinery and Building expansion.

27. Contingent Liabilities
1. The Paonta Sahib Unit part of carved out business imports Plant & Machinery at a concessional rate of duty against EPCG licenses. However, the carved out business needs to export a minimum value of goods within eight years in order to continue enjoying the benefit of concessional duty. If this minimum value of goods is not exported within the specified period, the carved out business will have to pay the amount of duty saved to the government, along with interest and penalty. The carved out business so far has 26 Licenses against which imports have been made but export commitments have not been fulfilled. The total amount of duty saved on these licenses is INR 146,017,742.

The export commitments of 3 of these 26 licenses, on which duty worth INR 39,051,351 has been saved have been fulfilled in January, 2012 and the submission to the authorities were made in January, 2012.  The management is confident of fulfilling these obligations and hence these obligations are not considered as probable.

2. There are three court cases which the carved out business is involved in. In case of full liabilities mature, these would amount to INR 1,307,525. The nature of these cases is as below :
(i) Civil Suite for recovery amounting to INR 1,199,175 pending at High court.
(ii) Two workmen compensation cases amounting to INR 108,350 pending at District divisional court and State Labour court respectively.
The management believes that it is possible, but not probable, the action will succeed and accordingly no provision has been recognized in the financial statements.

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

28. Gratuity
The company operates a defined plan, viz., gratuity, for its employees. Under the gratuity plan, every employee who has completed at least five years of service gets a gratuity on departure as 15 days of last drawn salary for each completed year of service. The scheme is not funded.

Under the leave encashment scheme, the company allows its employees to carry forward up to a maximum of 30 earned leaves to the next financial year, while the remaining leaves are paid in cash to the employee at the year end. The plan is not funded by the company.

The following tables summarize the components of net benefit expense recognized in the statement of profit and loss and the funded status and amounts recognized in the balance sheet for the respective plans.

GRATUITY

Statement of profit and loss

Net employee benefit expense recognized in the employee cost
Amount (INR)
Current service cost	458,000
Interest cost on benefit obligation	72,000
Expected return on plan assets	-
Net actuarial( gain) / loss recognized in the year	(246,000)
Net benefit expense	284,000
Actual return on plan assets	-

Balance sheet

Benefit asset/ liability
Amount (INR)
Present value of defined benefit obligation	1,481,000
Fair Value of plan assets	-
Net Assets / (Liability) recognized in the Balance Sheet	(1,481,000)

Changes in the present value of the defined benefit obligation are as follows:
Amount (INR)
Opening defined benefit obligation	1,197,000
Current service cost	458,000
Interest cost	72,000
Actuarial (gains) / losses on obligation	(246,000)
Closing defined benefit obligation	1,481,000

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

28. Gratuity (continued)

The principal assumptions used in determining gratuity and post-employment medical benefit obligations for the company’s plans are shown below:
Amount
Discount rate as on April 01, 2011	8.00%
Discount rate as on December 31, 2011	8.50%
Expected rate of return on assets	NA
Salary Escalation Rate	12.00%
Mortality Rate	LIC (1994-96)
Ultimate
Withdrawal Rate	10.00%

The estimates of future salary increases, considered in actuarial valuation, take account of inflation, seniority, promotion and other relevant factors, such as supply and demand in the employment market.

29. Related party disclosures

(a) Names of related parties and related party relationship
I. Significant Control exists
Subsidiary of KDL	Eyecare Kilitch Limited

II. Other
Entity having significant influence on KDL	NBZ Pharma Limited
Director of KDL	Mr. Paresh Mehta
Director of KDL	Mr. Mukund Mehta

Enterprises owned or significantly influenced by key management personnel of KDL or their relatives	J.D.Enterprises

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

29. Related party disclosures (continued)

(b) Related party transactions
The following table provides the total amount of transactions that have been entered into with related parties during the period April 1, 2011 to December 31, 2011.

Sale/ purchase of goods and services			(INR)
	Sale of services	Purchase of goods	Amount owed by related parties	Amount owed to related parties
Eyecare Kilitch Limited	5,383,627	-	982,030	-
NBZ Pharma Limited	-	5,567,876	-	-
J.D.Enterprises	-	69,409,251	-	16,607,080

Other - Directors Remunerations	(INR)
Mr. Paresh Mehta	316,125
Mr. Bhavin Mehta	316,125

An amount of INR 446,170 is payable to the Mr Paresh Mehta on account of routine business expenses incurred by him.

30. Segment
The operations of the Carved out business represent a single primary business segment relating to pharmaceuticals.

31. Un-hedged Foreign Currency Exposure :
The Carved out business have not entered any of the derivative instrument for hedging of future receivable or payable.

Particulars of un-hedged foreign Currency exposure as at Balance sheet date

Particulars	Foreign	Amount	Amount
	Currency	Foreign Currency	INR
Trade Payables	USD	117,416	6,254,272
Advance to Suppliers	USD	250,334	13,335,284
Advance from customers	USD	83,539	4,450,104
Trade Receivables	USD	211,602	11,272,013
Trade Receivables	Euro	191,073	13,164,931

Carved-out business of Kilitch Drugs (India) Limited & NBZ Pharma Limited

32. Narrative description of US GAAP differences

1. Depreciation
Under Indian GAAP, the Company recognizes depreciation expense as per written down value (WDV) method at the rates prescribed in Schedule XIV of the Indian Companies Act, 1956 where as under US GAAP, the cost of tangible capital assets  is depreciated over the estimated useful life of the unit in a systematic and rational manner.

2. Prior period items
Accounting Standard (AS) 5 “Net Profit or Loss for the Period, Prior Period Items and Changes in Accounting Policies” defines prior period items as income or expenses which arise in the current period as a result of errors or omissions in the preparation of the financial statements of one or more prior periods. Under Indian GAAP, prior period items and any adjustments relating to prior year are recognized in the period in which they are discovered and separately disclosed in the statement of profit and loss in a manner that their impact on the current profit or loss can be identified.

Under US GAAP ASC 250 “Accounting Changes and Error Corrections” provides that the correction of an error in previously issued financial statements shall be done by way of restatement of those financial statements.

3. Provision for employee benefits
During the past years, the company did not provide for gratuity and leave encashment as required under Indian Accounting Standard AS 15. Expenses on account of gratuity and leave encashment were recognized at the time of actual payment. During the nine month period ended December 31, 2011, an actuarial valuation was carried out and the Company has recognized the expense and related liability based on such actuarial valuation in the current period.

The requirement of US GAAP is to use rates of return on high-quality fixed-income investments in determining assumed discount rates which generally means corporate bonds whereas Indian GAAP requires discount rates based on government bond market-yields.

4.  Foreign currency exchange gains/losses
Under Indian GAAP, the Company has capitalized foreign currency gains/losses pertaining to fixed assets and capital work in process till March 2007.

ASC 830 provides that increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be taken to Income Statement for determining the net profit or loss of the period. Accordingly, the foreign currency exchange gains are recognized in the Income Statement.

5. Property, Plant and Equipment
Under Indian GAAP, some pre-operative (start-up) costs incurred in past years have been expensed to the Income Statement during the nine month period ended December 31, 2011.  ASC 720 provides that costs of start-up activities, including organization costs, shall be expensed as incurred. Accordingly, these expenses have been charged off against opening reserves.

6. Deferred tax
Deferred tax impact could be different due to the differences listed above.